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                                                                      Exhibit 12

                                   GBC BANCORP
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


(Dollars in Thousands)                                                 For the Years Ended December 31,
                                                         ------------------------------------------------------------
                                                           2001         2000          1999         1998         1997
                                                         ------------------------------------------------------------
Income before income taxes & cumulative
  effect of a change in accounting principle             $ 42,190     $ 62,136     $ 48,320     $ 44,906      $40,739
Add:
  Interest on deposits                                     57,592       68,863       50,377       53,279       46,848
  Interest on borrowings                                    8,829        5,685        5,775        3,608        2,482
  Portion of rents applicable to interest*                      -            -            -            -            -
  Amortization of debt expense, discount and premium          131          131          131          131           93
                                                         --------     --------     --------     --------      -------
Earnings as adjusted (1)                                 $108,742     $136,815     $104,603     $101,924      $90,162
                                                         ========     ========     ========     ========      =======
Less:
  Interest on deposits                                   $ 57,592     $ 68,863     $ 50,377     $ 53,279      $46,848
                                                         --------     --------     --------     --------      -------
Adjusted earnings excluding interest on deposits (2)     $ 51,150     $ 67,952     $ 54,226     $ 48,645      $43,314
                                                         ========     ========     ========     ========      =======

Fixed charges
  Interest on deposits                                   $ 57,592     $ 68,863     $ 50,377     $ 53,279      $46,848
  Interest on borrowings                                    8,829        5,685        5,775        3,608        2,482
Rents:
    Total rents net of sublease rental                      2,625        2,416        2,409        2,287        2,170
    Portion of rents applicable to interest *                   -            -            -            -            -
  Amortization of debt expense, discount and premium          131          131          131          131           93
  Capitalized interest                                          -            -            -            -            -
                                                         --------     --------     --------     --------      -------
Total Fixed Charges (9)                                  $ 69,177     $ 77,095     $ 58,692     $ 59,305      $51,593
                                                         ========     ========     ========     ========      =======
Fixed charges excluding interest on deposits (10)        $ 11,585     $  8,232     $  8,315     $  6,026      $ 4,745
                                                         --------     --------     --------     --------      -------

Ratio of earnings to fixed charges (1)/(9)                  1.57x        1.77x        1.78x        1.72x        1.75x
                                                         --------     --------     --------     --------      -------
Ratio of earnings to fixed charges
  excluding interest on deposits (2)/(10)                   4.42x        8.25x        6.52x        8.07x        9.13x
                                                         --------     --------     --------     --------      -------
Amount of coverage surplus (deficiency)                  $ 39,565     $ 59,720     $ 45,911     $ 42,619      $38,569
                                                         ========     ========     ========     ========      =======
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* Portion of rents applicable to interest is deemed immaterial